                          MANDATORY REDEMPTION DEBENTURES

                               MINIMUM: $3,050 Debentures
                               MAXIMUM: $6,091 Debentures

                             UNDERWRITING AGREEMENT

November ___, 1997

Miller & Schroeder Financial, Inc.
Pillsbury Center
220 South Sixth Street, Suite 300
Minneapolis, MN 55440-0789


Ladies and Gentlemen:

       1. INTRODUCTION. United Homes, Inc., an Illinois corporation (the "Company") proposes to issue and sell to the public a minimum of 3,050 (the "Minimum") and up to 6,091 (the "Maximum") of its $1,000 denomination Mandatory Redemption Debentures, as described in the Registration Statement referred to below. Such Minimum and Maximum number of its Mandatory Debentures are collectively referred to in this Agreement as the "Original Debentures." The Company also proposes to issue and sell to the public up to an additional 1,015 of such Mandatory Redemption Debentures. Such additional number of its Mandatory Redemption Debentures are referred to in this Agreement as the "Option Debentures." The Original Debentures and Option Debentures are referred to in this Agreement as the "Debentures."

       The Debentures are to be issued under an indenture, dated as of November ___, 1997, (the "Indenture") between the Company and National City Bank of Minneapolis as trustee (the "Trustee"). The Company hereby confirms its agreement with Miller & Schroeder Financial, Inc., as underwriter (referred to as "you" or as the "Underwriter"), to offer the Debentures on a "best efforts" basis, upon the terms and conditions herein. The Debentures are more fully described in the Registration Statement and Prospectus hereinafter described.

       2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, the Underwriter that:

       (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (Commission File No. 333-33965) with respect to the Debentures including one or more forms of Preliminary Prospectus in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively referred to as the "Act") in the form heretofore delivered to you; one or more amendments to such Registration Statement have been prepared and filed and the Company may prepare and file additional amendments. If the Company has elected not to rely on Rule 430A, the Company has prepared and will promptly file an amendment to the Registration Statement and an amended prospectus (provided the Underwriter has consented to such filing). If the Company has elected to rely on Rule 430A, it will prepare and timely file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A.
       Copies of such Registration Statement and each pre-effective amendment thereto, and each related preliminary

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       prospectus have been delivered by the Company to the Underwriter.  Such
       Registration Statement, as amended, or supplemented, including all prospectuses included as a part thereof, financial schedules, exhibits, the information (if any) deemed to be a part thereof pursuant to Rules 430A and 434 under the Act and any Registration Statement filed pursuant to Rule 462 under the Act, is herein referred to as the "Registration Statement." The term "Prospectus" as used herein shall mean the final prospectus, as amended or supplemented, included as part of the Registration Statement filed with the Commission when it becomes effective; provided, however, that if a prospectus is filed by the Company pursuant to Rule 434 under the Act, the term "Prospectus" as used herein shall mean the prospectus so filed pursuant to Rules 424(b) and 430A and the term sheet so filed pursuant to Rule 434. The term "Preliminary Prospectus" as used herein means any prospectus, amended or supplemented; used prior to the Effective Date (as defined herein) and included as part of the Registration Statement, including any prospectus filed with the Commission pursuant to Rule 424(b).

       (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus nor have any proceedings been instituted for that purpose nor are any such proceedings threatened. Each Preliminary Prospectus, at the time of filing or use, complied with the requirements of the Act.

       (c) As of the Effective Date or as of the filing date (or delivery to the Underwriters) of any subsequent amendment or supplement, as the case may be, and at all times subsequent thereto up to and including the Final Closing Date (as hereinafter defined): (i) the Registration Statement and Prospectus contain and will contain all statements which are required to be stated therein by the Act and will comply in all respects with the Act; and (ii) neither the Registration Statement nor the Prospectus includes or will, at any time up to and including the Final Closing Date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided however, that none of the representations and warranties contained in this subsection 1(c) shall apply to statements in, or omissions from, the Registration Statement, Preliminary Prospectus, Prospectus, or any amendment thereof, or supplement thereto, which are based upon and conform to written information furnished to the Company by the Underwriter, as identified in
       Section 13 herein, specifically for use in the preparation of the Registration Statement, Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto.

       (d) On or promptly after the Effective Date, the Company will prepare and file a final Prospectus pursuant to Rule 424(b) that discloses the information previously omitted in reliance upon Rule 430A. The Prospectus, as amended or supplemented from time to time, shall comply in all material respects with the requirements of the Act and with the Trust Indenture Act.

       (e) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

       (f) The consolidated financial statements of the Company, including the related notes, included in the Registration Statement and in the Prospectus fairly present, on the basis stated

                                        2

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       therein, the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of the Company and its consolidated Subsidiaries at the dates and for the periods to which they relate. Such financial statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein, throughout the periods involved and comply in all respects with the requirements of the Act.
       The selected financial information set forth in the Prospectus is fairly presented and prepared on a basis consistent with such audited consolidated financial statements and the books of the Company included in the Registration Statement. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus.

       (g) Ernst & Young, LLP, who have examined the financial statements and who have expressed their opinions with respect to the audited consolidated financial statements and schedules included in the Registration Statement and filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act.

       (h) The Company and its wholly-owned subsidiaries, United Homes of Illinois, Inc., an Illinois corporation, United Homes, Inc., an Arizona corporation, and United Homes of Michigan, Inc., a Michigan corporation (individually a "Subsidiary" and collectively the "Subsidiaries") are, and at each Closing Date will be, duly organized and validly existing and in good standing under the laws of their respective states of incorporation, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their business as currently carried on and contemplated and described in the Registration Statement and Prospectus. No proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such qualification. The Company and Subsidiaries are conducting their respective businesses so as to comply in all respects with applicable federal, state and local statute, ordinances, rules and regulations except for such matters which either individually or in the aggregate do not have a material adverse effect on the Company's condition (financial, loss of key personnel or otherwise), business, properties, assets, results of operations (present or prospective) or net worth. The Company and Subsidiaries hold all licenses, franchises, grants, authorizations, approvals, easements, consents, orders, certificates and permits from state, federal and other regulatory authorities necessary for the conduct of their business as described in the Registration Statement except for such licenses, franchises, grants, approvals, easements, consents, orders, certificates and permits that the Company or any Subsidiary may fail to possess that individually or in the aggregate do not have a material adverse effect on the Company's or any Subsidiary's business or financial condition, or has obtained waivers from any such applicable requirements from the appropriate state, federal or other regulatory authority. No proceeding has been instituted (or to the Company's knowledge threatened) in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

       (i) The Company and its Subsidiaries, are, and will be on each Closing Date, duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the character and location of its assets or its business (existing or as contemplated by the

                                        3

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       Prospectus) requires such qualification, other than in jurisdictions in which the failure to so qualify would not have a material adverse effect on the business of the Company or any Subsidiary. No proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such qualification.

       (j) Copies of the Company's and Subsidiaries' Articles of Incorporation and bylaws, as amended to date, have been provided to Underwriter's counsel, and since July 1, 1997 neither has been subsequently amended or restated as of the date of this Agreement. There has not been and at each Closing Date shall not have been any change in the Company's Articles of Incorporation or bylaws from those filed as exhibits to the Registration Statement. Neither the Company nor any Subsidiary is in violation of its Articles of Incorporation, bylaws or other governing instruments; or in default (nor with the giving of notice or the passage of time or both would be in default) under the A&D Lines, the Heller Line or Residential Line I (as such lines are defined in the Prospectus, collectively herein, the "Lines" and individually, a "Line"). Neither the Company nor any Subsidiary is in default (nor with the giving of notice or the passage of time or both would be in default) in the performance of any obligation, agreement or condition contained in any contract or any bond, debenture, note, indentured loan agreement or other evidence of indebtedness or any loan agreement, contract or joint venture agreement of the Company and Subsidiaries or other instrument, other than the Lines, to which they are subject or by which any of their property or assets are subject, except for defaults that individually or in the aggregate do not have a material adverse effect on the Company's or any Subsidiary's business or financial condition.

       (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and, except in each case as described in or contemplated by the Registration Statement and Prospectus, prior to the Final Closing Date: (i) the Company and its Subsidiaries have not incurred, and will not have incurred, any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business; (ii) the Company and its Subsidiaries have not and will not have paid or declared any dividends or other distributions on its capital stock; (iii) there has not been and will not have been any material change in the capital stock or outstanding short term or long term debt, including any capitalized lease obligation, of the Company and its Subsidiaries (except for change resulting from draws on the Lines in the ordinary course of business and as set forth in the Prospectus), or any issuance of options, warrants, convertible securities, or other rights to purchase the capital stock of the Company and its Subsidiaries or any material adverse change or a development involving a change in or affecting the condition (financial or otherwise), business, key personnel, properties, assets, results of operations (present or prospective), or net worth of the Company and its Subsidiaries; (iv) the Company and its Subsidiaries have not sustained any material loss or damage to their properties or material interference with their businesses, whether or not insured; and
       (v) there has not been and will not have been any event which constitutes an "Event of Default" under the provisions of the Indenture without regard to any notice requirements with respect thereto contained in the Indenture.

       (l) Except as accurately described in the Prospectus, there is no action, suit or proceeding to which the Company and its Subsidiaries are a party, or of which any property of the Company and its Subsidiaries are subject pending before or brought by any court or governmental agency or body or any arbitrator (domestic or foreign) which might adversely affect the consummation of the transactions contemplated by this Agreement or repayment of the Debentures; nor to the knowledge of the Company or any Subsidiary is any such action, suit or proceeding threatened which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, assets, results of operations (present or prospective) of the Company or any Subsidiary.

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

       (m) There are no contracts or other documents of the Company and its Subsidiaries are required to be described or referred to in the Registration Statement or Prospectus or required by the Act to be filed as exhibits to the Registration Statement which have not been described or referred to therein or filed or incorporated by reference as required. All contracts described in the Registration Statement or Prospectus or filed as exhibits thereto are in full force and effect as of the date of the Prospectus and through the Final Closing Date. All descriptions of such contracts and documents in the Prospectus, required to be described, are correct in all material respects. The Company and its Subsidiaries are not in breach of or default under any of such contracts nor is the Company and its Subsidiaries in default with respect to any provision of any lease, loan agreement, franchise, license, permit or other contractual obligation to which it is a party or by which it may be bound or to which any of the property or assets of the Company and its Subsidiaries are subject, except for defaults that individually or in the aggregate do not have a material adverse effect on the Company's or any Subsidiary's business or financial condition. There does not exist any fact which constitutes an event of default as defined in such documents or which, with giving of notice or lapse of time or both, would constitute such an event of default.

       (n) The Company has full power and authority to execute and deliver this Agreement, the Indenture and the Debentures and to perform its obligations hereunder and thereunder. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws or equitable principals affecting the enforcement of creditors' rights generally and except as rights to indemnify hereunder may be limited by applicable securities laws, including the Act. No consent, approval, authorization, order, registration, filing, qualification, license, or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or its properties or assets, is required (i) for the execution, delivery and performance of this Agreement, (ii) for the execution, delivery and performance by the Company under the Indenture and the Debentures; or (iii) the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Debentures except the registration under the Act of the Debentures, the qualification of the Indenture under the Trust Indenture Act (if necessary), and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses, and permits as may be required under state securities or blue sky laws or pursuant to the rules of the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Debentures by the Underwriter.

       (o) The Company has the power and authority to execute and deliver the Indenture and to carry out the terms thereof, and has the power to authorize, issue and sell the Debentures on the terms and conditions set forth in this Agreement and the Indenture. The Indenture has been duly and validly authorized, executed and delivered by the Company, is in substantially the form filed as an exhibit to the Registration Statement, complies with the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws or equitable principals affecting the enforcement of creditors' rights generally and except as rights to indemnify hereunder may be limited by applicable securities laws, including the Act. The Indenture conforms to the descriptions thereof contained in the Registration Statement and the Prospectus. The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

       (p) The Debentures have been duly and validly authorized and, when authenticated by the Trustee and issued, delivered and sold in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms. The Debentures will be issued free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer and other defects of title. The Debentures conform to the descriptions thereof contained in the Registration Statement and the Prospectus. The Certificates for the Debentures are in due and proper form as provided for in the Indenture.

       (q) The execution, delivery and performance of this Agreement, the Indenture and the Debentures, and the consummation of the transactions contemplated herein and therein, will not conflict with, or constitute a breach of, or default under or with the giving of notice or the passage of time or both would so constitute a breach or default, or result in the creation or imposition or acceleration of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to:
       (i) any bond, debenture, note, contract, lease, license, indenture, mortgage, deed of trust, voting trust agreement, loan agreement, joint venture, or other agreement, evidence of indebtedness or instrument to which the Company and Subsidiary are a party, or by which they may be bound or to which any of the properties or assets of the Company and Subsidiaries are subject; (ii) the Company's and any Subsidiaries' Articles of Incorporation, bylaws, or other governing documents, as amended; or (iii) any law, order, rule, regulation, writ, injunction or decree of any government, governmental agency, court, or arbitrator having jurisdiction over the Company's and its Subsidiaries' properties. No event has occurred and condition exists which upon the passage of time or the giving of notice, would constitute such an event of default under any such instrument or agreement. No consent, approval, authorization or other order of any court, regulatory body, administrative agency, other governmental body or any self-regulatory agency having jurisdiction over the Company or any Subsidiary and their property or assets is required for the execution and delivery and performance of this Agreement, the Indenture or the Debentures or the consummation of the transactions and performance contemplated herein or therein or in the Prospectus, except such as will be or have been obtained under the Act and except as may be required under applicable blue sky laws or the rules and regulations of the National Association of Securities Dealers, Inc.

       (r) All of the issued and outstanding shares of capital stock of the Company and Subsidiaries are duly authorized and validly issued, full paid and nonassessable; have been issued in compliance with all federal and state securities laws; were not issued in violation of, or subject to any preemptive rights or other rights to subscribe for or purchase securities; and the holders thereof are not subject to personal liability by reason of being such holders. All the issued and outstanding capital stock of the Company is owned, free and clear of any security interests, lien or restriction by United Development Management Company. Neither the Company nor Subsidiaries have any outstanding options or warrants for the issuance of capital stock. Except as provided on Schedule 2(r) attached hereto, the


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       Company owns, free and clear of any security interest, lien or restriction, all the issued and outstanding capital stock of the Subsidiaries. The authorized and issued indebtedness of the Company and Subsidiaries is correctly set forth in the Prospectus, as of the dates indicated. Except as described in the Prospectus, there are no outstanding loans or advances or guarantees of Indebtedness by the Company and Subsidiaries to or for the benefit of any of the officers, directors or affiliates of the Company required to be described in the Prospectus pursuant to the Act.

       (s) The capitalization of the Company as set forth in the Prospectus was as so described on the date as of which it is set forth therein; and will be as so described on each Closing Date (except as it may change as a result of draws on the Lines in the ordinary course of business and as set forth in the Prospectus). There are no other classes of stock, authorized or outstanding, except as described therein.

       (t) The statistical information in the Prospectus which is derived from the Company's financial or other records has been accurately derived therefrom and, as set forth, is not in conflict with other information known to the Company.

       (u) All descriptions in the Registration Statement or Prospectus of statutes, regulations, legal or governmental proceedings, the Indenture, the Debentures, or other contracts or other documents are accurate in all material respects and fairly present the information shown.

       (v) The Company is not in violation of any law, order, rule, regulation, writ, injunction, or decree of any governmental authority or court, domestic or foreign, or arbitrator which violation would have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations (present or prospective), assets or net worth of the Company.

       (w) The Company holds all, and is operating in compliance with all, franchises, grants, authorizations, licenses, registrations, approvals, permits, easements, consents, certificates and orders of any government or self-regulatory body (domestic and foreign) required for the conduct of its business or as described in the Prospectus (collectively the "Licenses"), except for failures to obtain and non-compliances that individually or in the aggregate do not have a material adverse effect on the Company's or any Subsidiary's business or financial condition, and all the Licenses are valid and in full force and effect and will be valid and in full force and effect through the Final Closing Date.

       (x) The Company and Subsidiaries have good and marketable title (in fee simple as to real property) to all real and personal properties and assets described in the Prospectus and the financial statements as owned by them, free and clear of all security interests, liens, charges, encumbrances, restrictions or defects except those arising in the ordinary course of business in the development of lots and construction of homes as reflected in the financial statements included in the Prospectus or under the Lines and which do not have a material adverse effect on the Company's and Subsidiaries' use of such property or the conduct of their business.

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       (y)   Except as disclosed in the Prospectus, the Company holds valid and enforceable leases for the properties (real and personal) described in the Prospectus as leased by it; the Company is not in default (or with the giving of notice or the passage of time or both would be in default) in respect to any of such leases, and no claim of any sort has been asserted by anyone adverse to the rights of the Company and Subsidiaries as lessee under any such lease or questioning its right to continued use and possession of any of the leased properties under any such lease.

       (z) To the best of the Company's knowledge, the Company and Subsidiaries own or possess adequate rights to use all patents, patent applications, patent rights, licenses, inventions, technology, proprietary rights, trademarks, trademark applications, service marks, trade names, trademark registrations, service mark registrations, copyrights, and other proprietary rights or information used in or necessary for the conduct of its present or intended business to the extent material to the Company's and Subsidiaries' business. Except as stated in the Registration Statement and Prospectus, to the best of the Company's knowledge, the Company and Subsidiaries are not in violation of, nor has the Company received any notice of any claim of infringement or violation of the rights of other with regard to any patents, patent applications, patent rights, licenses, inventions, technology, proprietary rights, trademarks, trademark applications, service marks, trade names, trademark registrations, service mark registrations, copyrights, and other proprietary rights or information.

       (aa) All United States federal income tax returns required by law to be filed by or on behalf of the Company and the Subsidiaries have been filed and all taxes shown by such returns or otherwise assessed which are due and payable as of or prior to the date hereof have been paid, except taxes which are being contested in good faith and as to which adequate reserves have been provided in order to comply with GAAP. All other tax returns that are required to have been filed by or on behalf of the Company and the Subsidiaries pursuant to applicable foreign, state, local or other law have been filed, and the Company and the Subsidiaries have paid all taxes due as of or prior to the date hereof pursuant to such returns or pursuant to any assessment received by them, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries, consolidated, in respect of any income and corporation tax liability (or for any payments to be made in respect of any tax sharing agreements or arrangements) for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined.

       (bb) The Company has not distributed and will not distribute any prospectus or any other offering material in connection with the offering and sale of the Debentures other than the Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company and consented to by the Underwriter.

       (cc) Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust or other entity and is not affiliated (as that term is defined under the Act) with any other company or business entity except as explicitly stated in the Prospectus. The Company is not owned or controlled, directly or indirectly, by any corporation, association or other entity.

       (dd) The Company maintains a system of internal accounting controls sufficient to provide that:

             (i) transactions are executed in accordance with management's general or specific authorization;

             (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;

             (iii) access to assets is permitted only in accordance with management's general or specific authorization; and

             (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (ee) The Company and Subsidiaries maintain insurance of the types and in amounts which are adequate for their businesses.

       (ff) No organized labor dispute with the employees of the Company or any Subsidiary exists, or are imminent. To the best of Company's or any Subsidiary's knowledge, no officer of the Company or any Subsidiary presently intends to leave the Company or any Subsidiary.

       (gg) The Company is not an "investment company" within the meaning of such term as defined in the Investment Company Act of 1940, as amended, and will conduct its business in such a manner as to not become an investment company as so defined.

       (hh) Neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained funds in violation of any law, rule or regulation on behalf of the Company or any Subsidiary.


       (ii) The Company has not engaged any "finder" with respect to the transactions contemplated by this Agreement and there is no outstanding claim for services in the nature of a "finder's fee" with respect to such financing; and the Company agrees to indemnify and hold the Underwriters harmless from and against any claims, losses, judgments or expenses resulting from any finder's fees payable in connection herewith.

       (jj) There are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them except as are described in the Prospectus.

       (kk) The Company, after giving effect to the execution, delivery and performance of this Agreement, the Indenture, and the Debentures and the consummation of the transactions contemplated hereby and thereby will not be:

             (i)    insolvent;

             (ii) left with unreasonably small capital with which to engage in its business; or

             (iii) incurring debts beyond its ability to pay such debts as they mature.

       (ll) Neither the filing of the Registration Statement nor the offering or sale of the Debentures by the Company as contemplated by this Agreement gives rise to any rights, of or relating to the co-sale or registration of any securities of the Company, nor do any security holders of the Company have any right to demand that the Company register their securities, in either case other than those which have been waived or satisfied.

       (mm) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in or which has constituted or which constitute the stabilization or manipulation of the price of any outstanding securities of the Company (including the Debentures) to facilitate the sale or resale of the Debentures.

       (nn) On each Closing Date all transfer or other taxes, if any (other than income taxes), which are required to be paid in connection with the sale or transfer of the Debentures will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

       (oo) Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to matters covered thereby.

       (pp) Each acceptance by the Company of an offer for the purchase of Debentures and each issuance of Debentures shall be deemed an affirmation of the Company that the representations and warranties contained herein are true and correct at the time of such acceptance or of such issuance, in each case as though expressly made at that time.

     3.   PURCHASE AND SALE:

     (a) On the basis of representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter at least the Minimum number (approximately $3,000,000) and up to the Maximum number (approximately, $6,000,000) of the Original Debentures at the Price to Public set forth on the cover page of the Prospectus, less an underwriting discount and commission equal to 7%, plus accrued interest. Interest will accrue from the date of original issuance (the Closing Date of the Minimum) or with respect to any Debentures purchased after March 15, 1998, from March 15, 1998. The Underwriter will solicit indications of interest from the public for the Original Debentures and will purchase from the Company the approximate amount of Original Debentures for which the Underwriter has accepted indications of interest. The Underwriter is not obligated to purchase any of the Original Debentures, but if the Underwriter does purchase any of the Original Debentures it must purchase at least the Minimum. Even if the Underwriter purchases the Minimum, it is not obligated to purchase any additional Debentures. In the event the Underwriter, for whatever reason, fails to purchase the Minimum within 60 days of the date hereof, this Agreement will automatically terminate. The Company can only sell Debentures to the Underwriter during the term of this Agreement.

     (b) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Debentures at the same purchase price as the Original Debentures for use in covering overallotments made by the Underwriter in the sale and distribution of the Original Debentures. The Option granted hereunder may be exercised at any time after the Effective Date (as defined in Section 6(a) hereof) and prior to the Termination Date upon notice (confirmed in writing) by the Underwriter to the Company setting forth the aggregate amount of Option Debentures as to which the Underwriter is exercising the option and the date on which such Option Debentures are to be delivered. The option granted hereby may be cancelled by the Underwriter as to the Option Debentures for which the option is unexercised at any time prior to the Termination Date upon notice to the Company.

     (c) The Underwriter will offer and solicit indications of interest for the Debentures, as soon as the Underwriter deems practicable after the Registration Statement becomes effective, subject to the terms and conditions of this Agreement and in accordance with the Prospectus. The Underwriter will offer and sell directly to the public the Debentures the Underwriter has purchased from the Company, if any, as soon as the Underwriter deems practicable, subject to the terms and conditions of this Agreement and in accordance with the Prospectus, at the Price to Public set forth on the cover page of the Prospectus, plus accrued interest from the original issuance date of the Debentures (the Closing Date of the Minimum) or, with respect to Debentures sold after March 15, 1998, from March 15, 1998. The Underwriter may appoint dealers ("Selected Dealers") which are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") to offer and sell the Debentures and, subject to compliance with applicable rules and regulations of the NASD, may reallow concessions to such Selected Dealers from the public offering price of the Debentures in such amount as the Underwriter may deem appropriate. The Underwriter will furnish the Company with such information about the distribution arrangements as may be necessary for inclusion in the Registration Statement. It is understood that the public offering price and concessions may vary after the initial public offering. The Underwriter shall offer and sell the Debentures only in jurisdictions in which the offering of Debentures has been duly registered or qualified, or is exempt from registration or qualification, and shall take reasonable measures to effect compliance with applicable state and local securities laws.

     (d) You shall be required to take and pay for only such Debentures as you commit to purchase by written confirmation, subject in each case to applicable closing conditions as herein set forth.

     4. DELIVERY AND PAYMENT. On the basis of the representations, warranties and agreements, but subject to the terms and conditions set forth in this Agreement, payment of the purchase price for, and delivery of, the Debentures sold as contemplated hereunder shall be made as follows:

     (a) You shall promptly confirm to the Company the dollar amount of the Debentures which you intend to purchase. The first closing shall be held on the third full business day after the date of your confirmation for purchase of the Minimum. Thereafter, monthly closings will be held on such date on or after the second to last business day of each month as agreed upon by the Underwriter and the Company, commencing the month in which the first closing occurs and through month after month of the Termination Date. Provided the Minimum has been sold, closings may be held more often upon receipt by the Company of a confirmation from the Underwriter of its intent to purchase the Debentures. The date of each closing is referred to herein as a "Closing Date" and the last closing hereunder is referred to herein as the "Final Closing Date". Unless otherwise agreed by the Underwriter and the Company, each closing will take place at the offices of Fredrikson & Byron, P.A., at 10:00 a.m., on the date of such closing.

     (b) The certificates for the Debentures to be delivered at each Closing Date will be in definitive form, in such denominations and registered in such names as the Underwriter may request and will be made available for inspection and packaging at the Underwriter's offices or at such other place as designated by you at 10:00 a.m., Minneapolis time, on the second full business day prior to each Closing Date.

     (c) Upon closing of the sale by the Company of any Debentures, you shall receive in addition to the 7% underwriting discount and commission provided in Section 3(a): (i) a management fee equal to two percent
     (2%) of the aggregate dollar amount sold; (ii) a non-accountable expense allowance equal to one percent (1%) of the aggregate dollar amount sold; and (iii) reimbursement for your accountable expenses referred to in paragraph 5(q) (not to exceed two percent (2%) of the aggregate dollar amount of Debentures sold).

     (d) On each Closing Date, you shall remit to the Company against delivery to you or your designated agent, the purchase price for the Debentures you have purchased from the Company. Such purchase price may be remitted to the Company net of the commissions referred to in paragraph 3(a) and management fees and the accountable expenses and non-accountable expense allowance referred to in paragraph 4(c). Appropriate instructions for the registration of the Debentures and authentication and delivery thereof pursuant to the Indenture, which instructions shall include the names, addresses and social security or tax identification numbers of the registered holders and the principal amounts of the Debentures. The Company shall have instructed the Trustee to accept instructions for the registration of the Debentures directly from you, and copies of such instructions shall be given to the Company at the same time they are furnished to the Trustee.

       5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriter that:

       (a) The Company will use its best efforts to cause the Registration Statement to become effective (if it has not already been declared effective) as promptly as possible and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy a reasonable time prior to the proposed filing or to which you or your counsel shall object or which is not in compliance with the Act. If at any time prior to the Termination Date, any event shall occur which in the professional judgment of counsel to the Company or of counsel to the Underwriter would cause the Registration

       Statement or the Prospectus to include an untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading or otherwise requires an amendment to the Registration Statement or supplement to the Prospectus, the Company will prepare and file with the Commission any amendments to the Registration Statement or supplements to the Prospectus which may be necessary and will cause the same to become effective as soon as practicable, subject to the provisions of the prior sentence. The Company will make all filings of the Prospectus required under the Act.

       (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise you of any requests made by the Commission (or any state securities or Blue Sky authority) for amending the Registration Statement, (or any state securities or Blue Sky authority) of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the institution of any proceedings for that purpose and will use its best efforts to prevent the issuance of any such order and, if any such order is issued, will use its best efforts to obtain the lifting thereof as promptly as possible. The Company will also promptly comply with any requests for additional information.

       (c) The Company will furnish to you copies of the Registration Statement, including exhibits, all amendments thereto (including pre-effective and post-effective), each Preliminary Prospectus, the Prospectus and any supplements thereto, in each case as soon as available and in such reasonable quantities as you may, from time to time, request.

       (d) The Company consents to the use, in accordance with the provisions of the Securities Act and of the securities or Blue Sky laws of the jurisdictions in which the Debentures are offered by the Underwriter or by Selected Dealers, prior to the Effective Date, of each Preliminary Prospectus furnished by the Company

       (e) The Company will continue to use its best efforts to register or qualify the Debentures for sale by the Underwriter and any Selected Dealers under the securities or Blue Sky laws of such jurisdictions as you may request and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits, other than those arising out of the offering or sale of the Debentures or subject itself to taxation, in any jurisdiction where it is not now so subject. In each jurisdiction where any of the Debentures shall have been registered or qualified as provided above, the Company will continue such registrations or qualifications in effect for so long as may be required for purposes of the distribution of the Debentures and shall file such statements and reports as are or may be required by the laws of such jurisdiction to continue such qualification in effect for so long as there are Debentures outstanding. The Company will notify the Underwriter immediately of, and confirm in writing, the suspension of qualification of the Debentures or threat of such action in any jurisdiction. The Company will use its best efforts to qualify or register the Debentures for sale in nonissuer transactions under (or obtain exemptions from the application of) securities laws of such states designated by the Underwriter (and thereby permit market and making transactions and secondary trading of the Debentures in such states); and will comply with such securities laws and will continue such qualifications, registrations and exemptions in effect for so long as the Debentures remain outstanding.

       (f) If at any time during the period that the delivery of a Prospectus relating to the Debentures is required under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company promptly will notify you thereof and will prepare and file with the Commission at its own expense an amendment or supplement which will correct such statement or omission or effect such compliance, subject to the requirements of advice and objection contained in the first sentence of paragraph a.

       (g) As soon as practicable (but in no event later than 90 days after the Effective Date) the Company will make generally available to its security holders, including Debenture holders, and furnish to you, an earnings statement of the Company covering the period of 12 months beginning not later than the first day of the next fiscal quarter following the Effective Date of the Registration Statement which will satisfy the requirements of Section 11(a) or Rule 158 of the Act and which need not be certified by independent public accountants.

       (h) During a period of five years from the Effective Date, the Company will, as soon as practicable, deliver to the Underwriter, without need of request:

             (i) Copies of each report (financial or other) or proxy solicitation material mailed to security holders of the Company;

             (ii) After the end of each of the first three fiscal quarters, a copy of the statement of income of the Company for such quarter and a copy of the balance sheet of the Company as of the end of such quarter all in reasonable detail and certified by its principal financial or accounting officer or, in the alternative, a report on Form 10-Q or 10-QSB, as filed with the Commission;

             (iii) After the end of each fiscal year, a balance sheet of the Company as of the end of such fiscal year, together with statements of income, changes in cash flows and stockholders' equity for such fiscal year, in reasonable detail and accompanied by a copy of the certificate or report thereon of the independent certified public accountants or, in the alternative, a report on Form 10-K or Form 10-KSB for such fiscal year; and

             (iv) Copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or Nasdaq.

       (i) The Company will file with the Commission in a timely manner all reports on Form SR required by Rule 463 and will furnish to you copies of any such reports as soon as practicable after the filing period.

       (j) During the period that the Company is required to furnish reports pursuant to paragraph h above, the Company will notify you promptly of the commencement of any litigation or proceedings against the Company or any of its officers.

       (k) The Company will apply the net proceeds from the sale of the Debentures in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

       (l) The Company shall cooperate with the Underwriter and its counsel in connection with their investigation of the Company and related matters and shall furnish to the Underwriter or its counsel all such information and documents as may be requested.

       (m) The Company agrees that from the date of its execution of this Agreement to the Final Closing Date, it will issue press releases, make public statements and respond to inquiries of the press and securities analysts only (i) in accordance with its obligations under the Securities Exchange Act of 1934, as amended, after conferring with its counsel or
       (ii) after conferring with its counsel and with the consent of the Underwriter.

       (n) The Company will not claim the benefit of any usury laws against any holders of the Debentures.

       (o) The Company will provide the Underwriter with copies of certificates and supporting documentation furnished to the Trustee pursuant to the Indenture or otherwise.

       (p) Continue to appoint its current auditors or any replacement firm of auditors acceptable to you to audit its financial statements, provided that you shall not unreasonably withhold your consent to a replacement.


       (q) The Company will pay, in addition to the Underwriter commission and discount referred to in paragraph 3(a) and management fee, accountable expenses and non-accountable expense allowance (as described in paragraph 4(c) hereof), upon the closing of the sale of any of the Debentures, unless otherwise limited by this Agreement, all other expenses related to the subject matter of this Agreement including: (i) all expenses incident to the issuance and delivery of the Debentures;
       (ii) the first $20,000 of the expenses charged by Merrill Corporation, as financial printer, for services rendered in connection with the offering described in the Prospectus and one-half of the expenses charged for printing Preliminary Prospectuses; (iii) all expenses incident to the preparation, filing, delivery and qualification of the Indenture and any amendments, supplements or submissions related thereto;
       (iv) all Commission, National Association of Securities Dealers, Inc. ("NASD") and state securities or Blue Sky filing fees and all fees and expenses of legal counsel for the Underwriter incurred in registering the Debentures for sale under the securities or blue sky laws of such states as the Underwriter may designate; and (v) the cost of all certificates representing the Debentures; (vi) the fees and expenses of the Trustee and paying agent under the Indenture; (vii) the cost of preparing two leather bound volumes of all documents (Closing Books) related to the offering to be delivered to the Underwriter; (viii) the fees and expenses of the Company's independent accounts, including the cost of "cold comfort" review; and (ix) the fees and expenses of legal counsel for the Company.

       Whether or not the transactions contemplated hereunder are consummated, the Company shall reimburse the Underwriter for all its costs, fees and expenses incurred in connection with the performance of the Underwriter's obligations hereunder, including, without limiting the generality of the foregoing, (i) all fees and expenses of legal counsel for the Underwriter incurred in preparing the Registration Statement, Indenture and this Agreement and in connection with review of the Underwriter's compensation by the NASD; (ii) all costs and expenses incurred by the Underwriter in connection with the preparation, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements thereto; (iii) all advertising, marketing and sales expenses incurred in connection with the sale of the Debentures; and (iv) any and all expenses of the Underwriter in connection with this Agreement and the sale of the Debentures, provided that the Company shall not be obligated to reimburse the Underwriter for accountable expenses in excess of $120,000 ($140,000 in the event all the Debentures are sold).

       Notwithstanding the obligations of the Company to reimburse the Underwriter for its expenses pursuant to the first paragraph of this subsection 5(q), in the event that the Underwriter fails to perform its obligations under this Agreement, through no fault of the Company or any third party not affiliated with the Underwriter, the Company shall only be obligated to reimburse the Underwriter for its expenses up to $75,000. The Underwriter acknowledges that it has received $25,000 from the Company as an advance against the Company's expense reimbursement obligations.

       (r) The Company and Subsidiaries will maintain through the Final Closing Date insurance of the types and in amounts which are adequate for their businesses.

       6. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter and the closing and sale of the Debentures as contemplated herein shall be subject to the accuracy of the representations and warranties of the Company herein as of the date hereof, the Effective Date, and each Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, or otherwise, to the performance by the Company of its covenants and agreements hereunder, and to the following additional conditions.

       (a) The Registration Statement shall have become effective not later than 4:30 p.m. Minneapolis, Minnesota time on the date of this Agreement or such later time and date as shall have been consented to by you (referred to herein as the "Effective Date") and all filings required by Rule 424 and/or Rule 430A under the Act shall have been timely made; no stop orders suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened or shall be contemplated by the Commission or by any blue sky or state securities authority; and all requests of the Commission or blue sky or state securities authorities for additional information (to be included in the Registration Statement or Prospectus or a supplement thereto or otherwise) shall have been complied with to your satisfaction.

       (b) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or any supplement thereto contains an untrue statement of material fact or omits to state a material fact which is required to be stated therein or is necessary to make the statements therein not misleading.

       (c) You and your counsel shall have been furnished with such documents and information as you or they may have requested.

       (d) You shall have received the opinion of Shefsky & Froelich, Ltd., legal counsel for the Company, dated as of each Closing Date, in the form attached hereto as Exhibit A.

       (e) At the time of execution of this Agreement and also at each Closing Date, you shall have received from Ernst & Young, LLP, a letter or letters, dated the date of delivery thereof, stating that they are independent public accountants with respect to the Company within the meaning of the Act and that:

             (i) In their opinion, the financial statements included in the Registration Statement and Prospectus and reported on therein by them comply as to form in all material respects with the applicable accounting requirements of the Act;

             (ii) On the basis of a limited review (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited financial statements included in the Registration Statement and Prospectus (if any) and the latest available interim financial statements of the Company subsequent thereto; a reading of the minutes of the board of directors and shareholders of the Company subsequent thereto; and inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter and agreed upon by you, nothing has come to their attention that causes them to believe that:

                    a) The unaudited financial statements included in the Registration Statement and Prospectus, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act or that such financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Registration Statement and Prospectus;

                    b) As of a specified date not more than five days prior to the date of this Agreement or each Closing Date, as applicable, there have been any changes in the capital stock, increases in long term or short term debt, decreases in total accounts receivable, or total inventories of the Company or any increase in liabilities or decreases in net current assets or stockholders' equity of the Company, in each case, as compared with amounts shown in the most recent balance sheet included in the Prospectus except, in each case, for changes, decreases or increases, as appropriate, which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                    c) For the period from the date of the most recent balance sheet included therein to such specified date, there was any decrease, as compared with the corresponding period of the previous year, in net revenues or any decrease in income from operations or net income or in primary or fully-diluted per share amounts of net income except, in each case, for such decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

             (iii) In addition to the examination referred to in their report included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in clause (ii) above, they have carried out certain specified procedures requested by you, not constituting an audit in accordance with generally accepted auditing standards with respect to certain amounts, percentages and other financial information which are derived from the accounting records and other financial and statistical data of the Company which appear in the Prospectus and which are specified by you and have compared certain of such amounts, percentages and financial information with the accounting records and other appropriate data of the Company and have found them to be in agreement.

                    In the event that the letters to be delivered pursuant to
             this subparagraph (e) shall set forth any changes, increases or decreases, it shall be a further condition to the Underwriter's obligation that you, in your sole discretion, shall have determined, after discussion with officers of the Company responsible for financial and accounting matters and with Ernst & Young, LLP, that such changes, increases or decreases as set forth in such letters do not reflect a material adverse change in the capital stock, short-term or long-term debt, net assets, net current assets, total accounts receivable, total inventories or stockholders' equity of the Company as compared with the amount shown in the most recent balance sheet of the Company included in the Prospectus or material adverse change in revenues or the total or per share amounts of net income (loss).

       (f) On each Closing Date, you shall have received a certificate, dated such date, of the President and the Chief Financial Officer of the Company to the effect that:

             (i) The representations and warranties of the Company in this Agreement are true and correct as if made on and as of such date and the Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied at or prior to such date;

             (ii) The Commission has not issued any order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

             (iii) The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto contain all statements and information required to be included therein and neither the Registration Statement nor the Prospectus nor any amendment nor any supplement thereto includes any untrue statement of a material fact or misstates any material fact required to be stated therein or necessary to make the statements therein not misleading and since the Effective Date, there has occurred no event required to be set forth in an amendment to the Registration Statement or supplement to the Prospectus which has not been so set forth.

             (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the date of such certificate, and except as set forth or contemplated in the Registration Statement or the Prospectus:
             (A) the Company has not incurred, except in the ordinary course of business, any lease obligations or any direct or contingent liabilities or commitments, (B) the Company has not entered into any transaction other than in the ordinary course of business,
             (C) the Company has not paid or declared any dividends or other distributions on its capital stock, (D) there has not been any change in the capital stock or any material adverse change, increase or decrease in the short-term or long-term debt, total accounts receivable, total inventories, net assets, net current assets or stockholders' equity of the Company or any material adverse change in or affecting the condition (financial or otherwise), business, key personnel, properties, assets, results of operations (present or prospective), or net worth of the Company and (E) no legal or governmental proceeding affecting the Company or the transactions contemplated hereby has been instituted or, to the Company's knowledge, threatened;

             (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the conduct of the business and operations of the Company has not, except as otherwise stated therein, been materially interfered with by strike, fire, flood, hurricane, accident, or other calamity (whether or not insured) or by any court, arbitrator or governmental action, order or decree and, except as otherwise expressly stated therein, the properties of the Company have not sustained any material loss or damage (whether or not insured) as a result of any such occurrence; and

             (vi) Attachment A to the certificate is a complete and accurate description of all transactions between the Company and its Subsidiaries and their affiliates, and Attachment B to the certificate is a complete and accurate description of all outstanding indebtedness of the Company and its Subsidiaries as of the date of this Agreement.


             (vii) No Event of Default, as defined in the Indenture, has occurred nor with the giving of notice or passage of time or both will occur.

       (g) The Company shall have filed a Form 8(a) with the Commission and shall be registered under the Securities Exchange Act of 1934, as amended.

       (h) The Debentures shall have been qualified for sale under the Blue Sky laws of such states and in such amounts as shall have been specified by the Underwriter.

       (i) Subsequent to the execution and delivery of this Agreement, there shall not have occurred:

             (i) Any change or development involving a prospective change in or affecting particularly the business or properties of the Company which in the judgment of the Managing Underwriters materially impairs the investment quality of the Debentures;

             (ii)  Any banking moratorium;

             (iii) Any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Debentures;

             (iv) Any material adverse change in existing financial, political or economic conditions in the United States or elsewhere which change, in your opinion, has materially and adversely affected the market for the Debentures or other securities of the Company or the prospects for the Company, its business or its properties; or

             (v) Any substantial loss to the Company by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company regardless of whether such loss shall have been insured.

                    All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to your counsel. If any of the conditions specified in this section shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the applicable Closing Date by you. Any such cancellation shall be without liability of the Underwriter to the Company and shall be in writing or by telegraph or telephone and confirmed in writing. The Managing Underwriters may waive in writing the nonperformance by the Company of any one or more of the foregoing conditions or extend the time for performance of such conditions. Each such waiver shall be applicable only to the item to which it relates and the closing to which it relates and no waiver or series of waivers shall be deemed to have waived any condition at any time other than the condition at the time explicitly waived.

       (j) You shall have received a lender's certificate, in form satisfactory to Underwriter's counsel, from each lender of a Line.

       7.    INDEMNIFICATION.

       The Company will indemnify and hold harmless the Underwriter, each officer and director of the Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act, against any loss, claim, damage or liability, joint or several, to which the Underwriter, such officer or director of the Underwriter, or such controlling person may become subject under the Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, each officer and director of each Underwriter, and each such controlling person for any legal or other expenses incurred by such Underwriter, such officer or director of such Underwriter, or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company shall reimburse the Underwriters for any legal or other reasonable expenses incurred by the Underwriters in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that the payments for such expenses might later be held to be improper in which case the person receiving them shall promptly refund them. Notwithstanding the foregoing covenant of indemnity, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Prospectus or such amendment or such supplement in reliance upon and in conformity with written information furnished to the Company by you specifically for use therein, or in any application or other statement executed by you filed in any jurisdiction in order to qualify the Debentures under, or exempt the Debentures or the sale thereof from qualification under, the securities or blue sky laws of such jurisdiction (collectively, the Underwriter Information).
This indemnity agreement will be in addition to any liability which the Company may otherwise have.

       (a) The Underwriters will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any loss, claim, damage or liability to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.


       (b) Promptly after receipt by any party under this Section 7 of notice of the commencement of any action, such party will, if a claim for indemnity in respect thereof is to be made against another party (the "Indemnifying Party") under this Section 7, notify the Indemnifying Party in writing of the commencement thereof and shall make available all pleadings and all other documents served related thereto, upon request. The omission so to notify the Indemnifying Party will not relieve it from any liability under this Section 7 as to the particular item for which indemnification is then being sought, unless such omission so to notify prejudices the indemnifying party's ability to defend such action. In case any such action is brought against any party, and such party notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein with the notifying party and any other Indemnifying

       Party similarly notified, and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to the notifying party; provided, however, if the defendants in any such action include both the indemnified party and the Indemnifying Party and the indemnified party shall have reasonably concluded that there may be legal defense(s) available to it and/or other indemnified parties which are different from or additional to those available to the Indemnifying Party, the indemnified party or parties shall have the right to select separate counsel to assume the indemnified party's (or parties') defense and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the Indemnifying Party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the Indemnifying Party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed such counsel in accordance with the provisions of the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing all the indemnified parties under this Section 7 who are parties to such action);
       (ii) the Indemnifying Party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the Indemnifying Party has authorized the employment of counsel for the indemnified party at the expense of the Indemnifying Party.

       (c) An Indemnifying Party shall not be liable for settlement of any such action effected without its written consent but if settled with the written consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party agrees to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement or judgment.

       (d) The indemnity agreements contained in this Section 7 and the representations, warranties, agreements, covenants, indemnities and the statements of the Company and its officers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of: (i) any investigation made by or on behalf of the Underwriters or any director or officer or person controlling the Underwriters or by or on behalf of the Company or any director or officer or person who controls the Company; (ii) acceptance of any Debentures and payment therefor hereunder; and (iii) any termination of this Agreement. A successor of an Underwriter or of the Company or any person controlling an Underwriter or the Company, or any officer or director of the Company, as the case may be, shall be entitled to the benefits of the indemnity and reimbursement agreements contained in this Section 7.

       8.    CONTRIBUTION.

       (a) If the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsections
       (a) or (b) thereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in subsections (a) or
       (b) of Section 7 above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Debentures, or
       (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (a) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (a). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (a). No person guilty of fraudulent misrepresentation
       (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

       (b) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer or director of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Act; and each Underwriter's obligations under this Section 8 shall be in addition to any liability that the Underwriter may otherwise have and shall extend upon the same terms and conditions to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

       (c) The obligations of the Company pursuant to this Section 8 shall survive any termination of this Agreement.

       9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE. The respective indemnities, agreements, representations, warranties, covenants or other statements of the Company as set forth in or made pursuant to this Agreement and the indemnity and contribution agreements of the Compay and the Underwriter contined in Sections 7 and 8, respectively, shall survive and remain in full force and effect regardless of any (i) investigation made by or on behalf of any party or any of its directors, officers, or controlling persons; (ii) delivery of and payment for the Debentures; (iii) the Final Closing Date; and (iv) any successor of the Company and the Underwriter or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits thereof.

       10.   EFFECTIVE DATE AND TERMINATION.

       (a) This Agreement shall become effective at 10:00 a.m. Minneapolis time, on the day which you shall commence selling the Original Debentures to the public, or at such earlier time as the Underwriter shall release the Debentures for sale to the public. You shall notify the Company immediately after you have taken any action which causes this Agreement to become effective. Until this Agreement is effective, it may be withdrawn by the Company or by you by giving notice as hereinafter provided, except that the provisions of 5(q) and Sections 6 and 7 shall at all times be effective. For purposes of this Agreement, the commencement of the sale of the Debentures shall mean the time of the release by the Underwriter for publication of the first newspaper advertisement which is subsequently published related to the Debentures, or the time of the first mailing of copies of the Prospectus related to the Debentures which are subsequently delivered, whichever shall first occur. This Agreement shall, nevertheless become effective at such time earlier than the time specified above, after the Effective Date; as the Underwriter may determine by notice to the Company.

       (b) Unless the Minimum has been purchased by the Underwriter, this Agreement shall automatically terminate 60 days from the date hereof. Otherwise, this Agreement shall automatically terminate at the expiration of six months from the date hereof unless earlier terminated by the Underwriter by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions, or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled (including but not limited to those specified in Sections 2, 4, 5 and 6 hereof) within the respective times provided for on each Closing Date, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Underwriter in writing (the "Termination Date"), except that Sections 5, 7, 8 and 9 shall at all times be effective and bind all the Parties. In addition, this Agreement may be terminated on or at any time prior to the first Closing Date by agreement of the parties or by the Underwriter, by written or telegraphic notice to the Company, if there shall have occurred:

             (i) Any change or development involving a prospective change in or affecting particularly the business or properties of the Company which in the judgment of the Underwriter materially impairs the investment quality of the Debentures;

             (ii)  Any banking moratorium;

             (iii) Any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Debentures;

             (iv) Any material adverse change in existing financial, political or economic conditions in the United States or elsewhere which change, in your opinion, has materially and adversely affected the market for the Debentures or other securities of the Company or the prospects for the Company, its business or its properties; or

             (v) Any substantial loss to the Company by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company regardless of whether such loss shall have been insured.

       (c) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party other than as provided in Sections 5(a), 7 and 8 hereof.

       11. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at Miller & Schroeder Financial, Inc., 220 South Sixth Street, Suite 300, Minneapolis, Minnesota 55402, Attention: Theodore G. Glasrud, Corporate Capital Group, with a copy to Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, MN 55402, Attention Daniel Yarano; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at United Homes, Inc., 2100 Golf Road, Suite 110, Rolling Meadows, IL 60008-4220, Attention David L. Feltman, with a copy to Shefsky & Froelich Ltd., 444 North Michigan Avenue, Chicago, IL 60611, attention Michael Choate or to such other address of which a party hereto shall notify the other party hereto pursuant to this paragraph.

       12. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their successors and legal representatives, and nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations and warranties of the Company contained in this Agreement shall also be for the benefit of any person or persons who control the Underwriters within the meaning of Section 15 of the Act. No purchaser of Units will be deemed a successor because of such purchase.

       13. INFORMATION FURNISHED BY THE UNDERWRITER. The statements set forth in the last paragraph on the cover page, the stabilization ledgered on the inside front cover and the statements under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the only written information furnished by, or on behalf of, the Underwriter specifically for use with reference to the Underwriter referred to in Section 2(c) and Sections 7 and 8 hereof.

       14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the substantive laws of the State of Minnesota without regard to its choice of laws provisions.

       15. COUNTERPARTS. This Agreement may be signed in any number of counterparts and all such counterparts taken together shall constitute the single Agreement of the parties.

       16. AMENDMENT. This Agreement may be amended upon written agreement between the Managing Underwriter and the Company.

       17. MISCELLANEOUS. Your rights and obligations hereunder shall not be assignable without the written consent of the Company.

       18. TIME. The Company and the Underwriter agree that time shall be of the essence with respect to this Agreement and the performance and completion of the terms, conditions and provisions set forth and contemplated herein.

       19. HEADINGS. The headings and captions used in this Agreement are for convenience only and shall not affect the meaning of the provison thereof.


                                                  Very truly yours,

                                                  UNITED HOMES, INC.




                                                  By:
                                                       -------------------------
                                                   Its:
                                                       -------------------------
The foregoing is agreed to and accepted
this _____ day of ___________, 1997.


------------------------------------------
Miller & Schroeder Financial, Inc.